Exhibit 10.1

Execution Version

AMENDED AND RESTATED

OMNIBUS AGREEMENT

among

EQT CORPORATION,

EQM MIDSTREAM PARTNERS, LP

and

EQM MIDSTREAM SERVICES, LLC

AMENDED AND RESTATED OMNIBUS AGREEMENT

This AMENDED AND RESTATED OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, November 13, 2018, among EQT Corporation, a Pennsylvania corporation (“EQT”), EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EQM Midstream Services, LLC, a Delaware limited liability company (the “General Partner”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

1.                                      The Parties previously entered into that certain Omnibus Agreement, effective July 2, 2012 (as amended by Amendment No. 1 to Omnibus Agreement, dated March 17, 2015, the “Original Agreement”), governing certain indemnification, reimbursement and licensing matters among them;

2.                                      Pursuant to Section 6.4 of the Original Agreement, EQT has delivered to the Partnership and the General Partner a notice regarding EQT’s election to terminate the Original Agreement, other than Section 5.3, Article II and Article III thereof, in connection with a Change of Control (as defined in the Original Agreement) related to the proposed spin-off of Equitrans Midstream Corporation (the “Spin-Off”) by EQT; and

3.                                      In connection with the Spin-Off, the Parties desire to enter into this Agreement in order to amend and restate the Original Agreement as more fully described herein.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
Definitions

1.1                               Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“Applicable Maintenance Capital Expenditures” is defined in Section 3.2.

“Cause” is defined in the Partnership Agreement.

“Closing Date” means July 2, 2012.

“Common Units” is defined in the Partnership Agreement.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, EQT and certain other EQT Entities, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“control,” “is controlled by” or “is under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Environmental Losses” means any and all Losses (including, without limitation, the costs and expenses associated with any Environmental Activity or of any environmental or toxic tort pre-trial, trial or appellate legal or litigation work) related to or arising out of or in connection with:

(a)                                 any violation or correction of a violation of any Environmental Law related to the Partnership Assets; and

(b)                                 any event, circumstance, action, omission, condition or matter that has an adverse impact on the environment and is associated with or arising from the ownership or operation of the Partnership Assets (including, without limitation, the presence of Hazardous Substances at, on, under, about or migrating from the Partnership Assets or the exposure to or Release of Hazardous Substances arising out of the operation of Partnership Assets, including at non-Partnership Asset locations).

“Environmental Activity” means any investigation, study, assessment, evaluation, sampling, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (whether active or passive), natural attenuation, restoration, bioremediation, response, repair, cleanup or abatement that is required or necessary under any Environmental Law, including, without limitation, the establishment of institutional or engineering controls and the performance of or participation in a supplemental environmental project in partial or whole mitigation of a fine or penalty.

“Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, ordinances, judgments, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law relating to (a) pollution or protection of the environment or natural resources, (b) any Release or threatened Release of, or any exposure of any Person or property to, any Hazardous Substance and (c) the generation, manufacture, processing, distribution, use, treatment, storage, transport or handling of any Hazardous Substance, including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and other environmental conservation and protection laws, each as amended through and existing on the Closing Date.

“Environmental Permits” means any permit, approval, identification number, license, registration, certification, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

“EQT Entities” means EQT and any Person controlled, directly or indirectly, by EQT other than the General Partner or a member of the Partnership Group; and “EQT Entity” means any of the EQT Entities.

“Equitrans” means Equitrans, L.P., a Pennsylvania limited partnership.

“Hazardous Substance” means (a) any substance that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as such term is defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (b) petroleum, petroleum products, natural gas, crude oil, gasoline, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other petroleum hydrocarbons, whether refined or unrefined, and (c) radioactive materials, asbestos, whether in a friable or a non-friable condition, and polychlorinated biphenyls.

“Indemnified Party” means either one or more members of the Partnership Group or one or more EQT Entities, as the case may be, each in its capacity as a party entitled to indemnification in accordance with Article II hereof.

“Indemnifying Party” means either one or more members of the Partnership Group or EQT, as the case may be, each in its capacity as a party from whom indemnification may be required in accordance with Article II hereof.

“Limited Partner” is defined in the Partnership Agreement.

“Losses” means all losses, damages, liabilities, injuries, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses of any and every kind or character (including, without limitation, court costs and reasonable attorneys’ and experts’ fees).

“Ongoing Maintenance Capital Expenditures” means Maintenance Capital Expenditures (as defined in the Partnership Agreement) incurred by the Partnership Group with respect to the Partnership Assets during any applicable period other than those incurred pursuant to the initiatives set forth on Schedule A attached hereto (the “Pre-Funded Capital Expenditures Initiatives”) for which the Partnership Group has allocated proceeds of its initial public offering for the funding thereof, as further described in the Partnership’s Registration Statement on Form S-1 (No. 333-179487) (the “Allocated Proceeds”); provided, however, that for purposes of Section 3.2, in the event that the aggregate Maintenance Capital Expenditures incurred with respect to the Partnership Assets pursuant to the Pre-Funded Capital Expenditures Initiatives exceeds the amount of the Allocated Proceeds, such excess Maintenance Capital Expenditures shall be considered “Ongoing Maintenance Capital Expenditures.”

“Original Agreement” is defined in the recitals to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, as such agreement was in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“Partnership Assets” means the assets conveyed, contributed or otherwise transferred, directly or indirectly (including through the transfer of equity interests), or intended to be conveyed, contributed or otherwise transferred, to the Partnership Group pursuant to the Contribution Agreement, including, without limitation, gathering pipelines, transportation pipelines, natural gas storage assets, offices and related equipment and real estate.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment.

“Retained Assets” means the assets and investments owned by Equitrans as of the Closing Date that were not conveyed, contributed or otherwise transferred to the Partnership Group pursuant to the Contribution Agreement; provided, however, that any Retained Asset shall cease to be a Retained Asset upon its conveyance, contribution or transfer to the Partnership Group after July 2, 2012.

“Spin-Off” is defined in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which no more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests in such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

ARTICLE II
Indemnification

2.1                               Additional Indemnification. Subject to the provisions of Sections 2.3 and 2.4, EQT shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group and related to or arising out of or in connection with:

(a)                                 any event or condition associated with the Retained Assets, whether occurring before, on or after the Closing Date;

(b)                                 any federal, state or local income tax liabilities attributable to the ownership or operation of the Partnership Assets prior to the Closing Date, including (i) any income tax liabilities of EQT that may result from the consummation of the formation transactions for the Partnership Group and (ii) any income tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provision of applicable state, local or foreign law, or by contract, as successor, transferee or otherwise, and which income tax liability is attributable to having been a member of any consolidated, combined or unitary group prior to the Closing Date;

(c)                                  any claims related to Equitrans’ previous ownership of the Big Sandy Pipeline, including specifically claims arising under the Big Sandy Purchase Agreement and those related to the current dispute with Prater Branch Resources, LLC pursuant to the letter agreement dated September, 2007 between Equitrans and Big Branch Holdings Company, which was assigned to Prater Branch Resources; and

(d)                                 any amounts due to any member of the Partnership Group by a third party that has not paid such amounts in reliance on a contractual provision that provides that such third party may offset amounts due to any member of the Partnership Group against amounts owed by an EQT Entity to such third party.

2.2                               Indemnification by the Partnership Group.  Subject to the provisions of Sections 2.3 and 2.4, the Partnership Group shall indemnify, defend and hold harmless the EQT Entities from and against any Losses (including Covered Environmental Losses) suffered or incurred by the EQT Entities and related to or arising out of or in connection with:

(a)                                 the ownership or operation of the Partnership Assets after the Closing Date, except to the extent that any member of the Partnership Group is entitled to indemnification hereunder or unless such indemnification would not be permitted under the Partnership Agreement; and

(b)                                 any amounts due to any of the EQT Entities by a third party that has not paid such amounts due in reliance on a contractual provision that provides that such third party may offset amounts due to any of the EQT Entities against amounts owed by a member of the Partnership Group to such third party.

2.3                               Limitations Regarding Indemnification.

(a)                                 The indemnification obligation set forth in Section 2.1(b) shall terminate on the 60th day after the termination of any applicable statute of limitations; provided, however, that any such indemnification obligation with respect to a Loss shall survive the time at which it would otherwise expire pursuant to this Section 2.3(a) if notice of such Loss is properly given to EQT prior to such time.  The indemnification obligations set forth in Sections 2.1(a), 2.1(c), 2.1(d) and 2.2 shall survive indefinitely.

(b)                                 In no event shall EQT be obligated to the Partnership Group under Section 2.1(b) or 2.1(c) for any Losses or income tax liabilities to the extent (i) such Losses or liabilities were reserved for in the Partnership Group’s financial statements as of December 31, 2011, (ii) any insurance proceeds are realized by the Partnership Group, such correlative benefit to be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, (iii) any amounts are recovered by the Partnership Group from third persons, or (iv) any amounts may be recovered from customers under the Partnership Group’s tariff filed with the Federal Energy Regulatory Commission (the “FERC”) as determined by the Partnership.

2.4                               Indemnification Procedures.

(a)                                 The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article II, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim; provided, however, that the Indemnified Party shall not submit claims more frequently than once a calendar quarter (or twice in the case of the calendar quarter in which the applicable indemnity coverage under this Agreement expires) unless such Indemnified Party believes in good faith that such a delay in notice to the Indemnifying Party would cause actual prejudice to the Indemnifying Party’s ability to defend against the applicable claim.  Notwithstanding anything in this Article II to the contrary, a delay by the Indemnified Party in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article II, except to the extent that such failure shall have caused actual prejudice to the Indemnifying Party’s ability to defend against the applicable claim.

(b)                                 The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article II, including, without limitation, the selection of counsel, the determination of whether to appeal any decision of any court and the settlement of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include any admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(c)                                  The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification under this Article II, including, without limitation, the prompt furnishing to the Indemnifying

Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use commercially reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 2.4.  In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense.  The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)                                 The date on which the Indemnifying Party receives notification of a claim for indemnification shall determine whether such claim is timely made.

(e)                                  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

ARTICLE III
 Reimbursements

3.1                               Plugging and Abandonment.  EQT shall reimburse the Partnership for any and all plugging and abandonment expenditures and other expenditures, including but not limited to condemnation proceedings and well reworks, that are reasonably necessary, in the good faith judgment of the Partnership, to protect its storage assets owned on the Closing Date, relating to the wells identified as EQT wells on Schedule B hereto and up to $1.2 million per fiscal year for such expenditures relating to the wells identified as third party wells on Schedule C hereto.

3.2                               Bare Steel Replacement.  If Applicable Maintenance Capital Expenditures (as defined below) exceed $17.2 million in any year, then EQT shall reimburse the Partnership for the lesser of (a) the amount of bare steel replacement capital expenditures during such year that were reasonably necessary, in the good faith judgment of the Partnership, and (b) the amount by which such Applicable Maintenance Capital Expenditures exceeds $17.2 million.  As used herein, “Applicable Maintenance Capital Expenditures” shall mean the sum of (i) Ongoing Maintenance Capital Expenditures incurred during the applicable period, less (ii) any plugging and abandonment expenditures and other expenditures incurred by the Partnership Group during the applicable period for which the Partnership Group has been reimbursed pursuant to Section 3.1 hereof, less (iii) any amounts recovered from customers during the applicable period under the Partnership Group’s tariff filed with the FERC that are associated with the Partnership Assets, as determined by the Partnership.  The aggregate reimbursement obligation of EQT under this Section 3.2 shall not exceed $31.5 million.

3.3                               Limitations Regarding Reimbursement.

(a)                                 The reimbursement obligations set forth in Sections 3.1 and 3.2 shall terminate on the tenth anniversary of the Closing Date.

(b)                                 In no event shall EQT be obligated to the Partnership Group under Sections 3.1 or 3.2 for any reimbursement to the extent (i) such Losses or liabilities were reserved for in the Partnership Group’s financial statements as of December 31, 2011, (ii) any insurance proceeds are realized by the Partnership Group, such correlative benefit to be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, or (iii) any amounts are recovered by the Partnership Group from third persons in respect of such obligations.

(c)                                  The Partnership shall take all commercially reasonable actions to mitigate and reduce the amounts subject to reimbursement by EQT pursuant to Sections 3.1 or 3.2.

3.4                               Additional Provisions Related to Reimbursement Obligation.  With respect to EQT’s obligation to reimburse the Partnership for bare steel replacement in accordance with Section 3.2:

(a)                                 Ongoing Maintenance Capital Expenditures for assets owned by the Partnership Group on the Closing Date will be tracked separately from any new builds or acquired assets.

(b)                                 All bare steel replacement capital expenditures for the period from January 1, 2012 through the Closing Date shall be excluded from the calculation of the reimbursement set forth in Section 3.2(a) (but not the calculation of the Applicable Maintenance Capital Expenditures) for the year ending December 31, 2012.

(c)                                  All bare steel replacement capital expenditures for the period from the date which is the tenth anniversary of the Closing Date through December 31, 2022 shall be excluded from the calculation of the reimbursement set forth in Section 3.2(a) (but not the calculation of the Applicable Maintenance Capital Expenditures) for the year ending December 31, 2022.

3.5                               Reimbursement Procedures.  The Partnership may request reimbursement pursuant to Sections 3.1 or 3.2 on a quarterly basis based on actual expenditures to date and projections for the applicable period; provided, however, that the final determination of reimbursable amounts under each of Sections 3.1 and 3.2 shall be made at the end of each fiscal year promptly after audited financial statements for the Partnership are available.  If, based upon such audited financial statements and subject to Section 3.3(b), it is determined that the Partnership received a reimbursement in excess of the amount to which it was entitled pursuant to Sections 3.1 and 3.2, EQT shall be entitled, at its option, to either a credit for such amount in the following year or a refund.

ARTICLE IV
 Miscellaneous

4.1                               Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the Commonwealth of Pennsylvania and to venue in the state and federal courts in Allegheny County, Pennsylvania.

4.2                               Notice.  All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postage-paid, and registered or certified with return receipt requested or by delivering such notice in person, by overnight delivery service or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 4.2.

If to the EQT Entities:

EQT Corporation

625 Liberty, Suite 1700

Pittsburgh, Pennsylvania 15222

Attn:  General Counsel

If to the Partnership Group:

EQM Midstream Partners, LP

c/o EQM Midstream Services, LLC, its General Partner

625 Liberty Avenue, Suite 2000

Pittsburgh, Pennsylvania  15222

Attn: General Counsel

4.3                               Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

4.4                               Termination of Agreement.  Notwithstanding any other provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where (a) Cause does not exist and the Common Units held by the General Partner and its Affiliates are not voted in favor of such removal, or (b) Cause exists, then this Agreement, other than the provisions set forth in Section 4.11, Article II and Article III, may at any time thereafter be terminated by EQT by written notice to the other Parties.

4.5                               Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.  Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

4.6                               Assignment.  No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto; provided, however, that the Partnership may make a collateral assignment of this Agreement solely to secure working capital financing for the Partnership.

4.7                               Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

4.8                               Severability.  If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

4.9                               Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

4.10                        Rights of Limited Partners.  The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

4.11                        Use of Name and Marks.  Section 5.3 of the Original Agreement shall survive the termination of the Original Agreement in accordance with its terms and shall apply to this Agreement, mutatis mutandis.

[ Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

EQT CORPORATION

By:	/s/ Robert J. McNally

Name:	Robert J. McNally

Title:	Senior Vice President and Chief Financial Officer

EQM MIDSTREAM PARTNERS, LP

By:	EQM Midstream Services, LLC, its general partner

By:	/s/ Kirk Oliver

Name:	Kirk Oliver

Title:	Senior Vice President and Chief Financial Officer

EQM MIDSTREAM SERVICES, LLC

By:	/s/ Kirk Oliver

Name:	Kirk Oliver

Title:	Senior Vice President and Chief Financial Officer

[Signature page to Amended and Restated Omnibus Agreement (EQM)]

Schedule A

Pre-Funded Capital Expenditures Initiatives

•                  System segmentation and isolation: Install remote valve operation and pressure monitoring mechanisms on the Partnership’s transmission and storage systems.

•                  Valve pit remediation: Program to move valve operators above ground level and to apply coating and corrosion protection to certain equipment.

Schedule B

EQT Wells

API #	Field	State
3700300713	Bunola	PA
3700390054	Bunola	PA
3700300714	Bunola	PA
3700300715	Bunola	PA
4709100158	Comet/Maple Lake	WV
4709100162	Comet/Maple Lake	WV
4709100163	Comet/Maple Lake	WV
4709100176	Comet/Maple Lake	WV
4709100153	Comet/Maple Lake	WV
4709100015	Comet/Maple Lake	WV
4709100085	Comet/Maple Lake	WV
3712500688	Finleyville	PA
3712500691	Finleyville	PA
3712500670	Finleyville	PA
3712500667	Finleyville	PA
3712500668	Finleyville	PA
3705901368	Hunters Cave	PA
3705901369	Hunters Cave	PA
3705901095	Hunters Cave	PA
3705901094	Hunters Cave	PA
3705901097	Hunters Cave	PA
3705901096	Hunters Cave	PA
4710300254	Mobley	WV

1

API #	Field	State
4710300717	Mobley	WV
4710300798	Mobley	WV
4710300802	Mobley	WV
4710300834	Mobley	WV
4710300841	Mobley	WV
4710300865	Mobley	WV
4710300875	Mobley	WV
4710300885	Mobley	WV
3712500701	Pratt	PA
3705901113	Pratt	PA
3705901112	Pratt	PA
3705901056	Pratt	PA
3705901105	Pratt	PA
3705901054	Pratt	PA
3705901058	Pratt	PA
3705901059	Pratt	PA
4704100136	Rhodes	WV
4704101714	Rhodes	WV
4704103693	Rhodes	WV
4701730099	Shirley	WV
4701771545	Shirley	WV
4709570673	Shirley	WV
3705901075	Swarts	PA
3705901090	Swarts	PA

2

Schedule C

Third Party Wells

API #	Field	State
3700320012	Bunola	PA
3700300446	Bunola	PA
3700300787	Bunola	PA
3700300886	Bunola	PA
3700301113	Bunola	PA
3700321991	Bunola	PA
3712501861	Bunola	PA
3712501991	Bunola	PA
4709100145	Comet/Maple Lake	WV
4709100106	Comet/Maple Lake	WV
4709100396	Comet/Maple Lake	WV
4709100399	Comet/Maple Lake	WV
4709100995	Comet/Maple Lake	WV
4709100996	Comet/Maple Lake	WV
4709145003	Comet/Maple Lake	WV
4709145004	Comet/Maple Lake	WV
3700300956	Finleyville	PA
3700300957	Finleyville	PA
3712501751	Finleyville	PA
3712501752	Finleyville	PA
3700321606	Finleyville	PA
3700321608	Finleyville	PA
3712500850	Finleyville	PA

1

API #	Field	State
3712502026	Finleyville	PA
3712502101	Finleyville	PA
3705990172	Hunters Cave	PA
3705990188	Hunters Cave	PA
3705990000	Hunters Cave	PA
3705990001	Hunters Cave	PA
4704901016	Logansport/Hayes	WV
4704970052	Logansport/Hayes	WV
4704970113	Logansport/Hayes	WV
4704970212	Logansport/Hayes	WV
4704970252	Logansport/Hayes	WV
4704972287	Logansport/Hayes	WV
4704972289	Logansport/Hayes	WV
4704972291	Logansport/Hayes	WV
4704972323	Logansport/Hayes	WV
4710300033	Mobley	WV
4710300283	Mobley	WV
4710300377	Mobley	WV
4710300976	Mobley	WV
4710301667	Mobley	WV
4710301766	Mobley	WV
4710301767	Mobley	WV
4710301768	Mobley	WV
4710301769	Mobley	WV
4710301785	Mobley	WV
4710301796	Mobley	WV

2

API #	Field	State
4710301886	Mobley	WV
4710301962	Mobley	WV
4710372014	Mobley	WV
4710372052	Mobley	WV
3705901206	Pratt	PA
3705901241	Pratt	PA
3705901244	Pratt	PA
3705901245	Pratt	PA
3705901701	Pratt	PA
3705901702	Pratt	PA
3705901714	Pratt	PA
3705901793	Pratt	PA
3705901860	Pratt	PA
3705901938	Pratt	PA
3705901939	Pratt	PA
3705901965	Pratt	PA
3705901966	Pratt	PA
3705902121	Pratt	PA
3705902122	Pratt	PA
3705902123	Pratt	PA
3705902124	Pratt	PA
3705902125	Pratt	PA
3705902126	Pratt	PA
3705902128	Pratt	PA
3705902129	Pratt	PA
3705923586	Pratt	PA

3

API #	Field	State
3705923665	Pratt	PA
3705924134	Pratt	PA
3705924135	Pratt	PA
3705990159	Pratt	PA
3712501355	Pratt	PA
3712501904	Pratt	PA
4704101371	Rhodes	WV
4704102941	Rhodes	WV
4704103402	Rhodes	WV
4704104051	Rhodes/Skin Creek	WV
4704104138	Rhodes	WV
4704104616	Rhodes	WV
4704104687	Rhodes	WV
4704104718	Rhodes	WV
4704104971	Rhodes	WV
4704170057	Rhodes	WV
4704170426	Rhodes	WV
4701700607	Shirley	WV
4701701009	Shirley	WV
4701704219	Shirley	WV
4701770355	Shirley	WV
4701770943	Shirley	WV
4701771544	Shirley	WV
4701771549	Shirley	WV
4701771550	Shirley	WV
4701771551	Shirley	WV

4

API #	Field	State
4701771552	Shirley	WV
4701771553	Shirley	WV
4701771554	Shirley	WV
4701771555	Shirley	WV
4709500008	Shirley	WV
4709501308	Shirley	WV
4709501445	Shirley	WV
4709501540	Shirley	WV
4709501544	Shirley	WV
4709521562	Shirley	WV
4709521623	Shirley	WV
4709521624	Shirley	WV
4709521684	Shirley	WV
4709570040	Shirley	WV
4709570139	Shirley	WV
4709570214	Shirley	WV
4709570499	Shirley	WV
4709570501	Shirley	WV
4704104018	Skin Creek	WV
4704104008	Skin Creek	WV
4704104025	Skin Creek	WV
3705900634	Swarts	PA
3705990151	Swarts	PA
3705990167	Swarts	PA
3705990171	Swarts	PA
3705990174	Swarts	PA

5

API #	Field	State
3705990175	Swarts	PA
3705990178	Swarts	PA
3700321658	Tepe	PA
3700321623	Tepe	PA
3700321755	Tepe	PA
3700321574	Tepe	PA
3700321615	Tepe	PA
3700321674	Tepe	PA
3700321802	Tepe	PA

6